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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated May 19, 2000, relating to the financial statements and financial highlights of Scudder California Tax Free Fund appearing in the March 31, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We further consent to the reference to us under the heading "Auditors" in the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus of Scudder California Tax Free Fund dated August 1, 2000 and under the headings "Experts" and "Service Providers" in the Statement of Additional Information of Scudder California Tax Free Fund dated August 1, 2000 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 28, 2000

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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated October 17, 2000, for Kemper California Tax Free Income Fund in the Registration Statement (Form N-14) and related Proxy Statement /Prospectus of Kemper State Tax-Free Income Series filed with the Securities and Exchange Commission under the Securities Act of 1933.

                              ERNST & YOUNG LLP


Chicago, Illinois
January 5, 2001

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